Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                 08/31/2000

Calculation Of Pool Balance
 1 Total "Office" Receivables                         4,022,398,153
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                      0
 4 NSF 30+                                                 (323,904)
 5 SAU 30+                                               (8,771,080)
 6 Total Pool Receivables                             4,013,303,169
 7 Discount Factor                                             0.50%
 8 End of month Pool Balance                          3,993,236,654

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                 178,947
10 SAU 0-30                                              29,642,960
11 Total                                                 29,821,907
12 Trust Receivables                                  4,022,398,153
13 .75 % of Trust Receivables                                  0.75%
14 Total                                                 30,167,986
15 Amount in Excess                                               0

16 NSF 30+                                                  323,904
17 SAU 30+                                                8,771,080
                                                          9,094,984

Overconcentrations
18 End of month Pool Balance                          3,993,236,654
                                                        Limits          Actual     Excess
19 A/R Receivables                             20%      798,647,331    96,058,246     0.00

20 Asset Based Receivables                     20%      798,647,331   468,594,297     0.00

21 Dealer concentration 1999-1 top 15           3%      119,797,100   106,300,414     0.00

22 Dealer concentration 1999-1 Other            2%       79,864,733    18,338,543     0.00

23 Manufacturer Concentration                  15%      598,985,498   152,905,037     0.00

24 Product Line Concentration:

25 CE & Appl                                   25%      998,309,163    26,898,095     0.00

26 MIS                                         40%    1,597,294,661   558,106,031     0.00

27 Motorcycle                                  25%      998,309,163   219,036,199     0.00

28 Marine                                      25%      998,309,163   631,881,782     0.00

29 Manufacturered Home                         25%      998,309,163   756,574,275     0.00

30 RV                                          25%      998,309,163   321,334,806     0.00

31 Music                                       25%      998,309,163   144,683,118     0.00

32 Industrial Equipment                        25%      998,309,163   572,357,915     0.00

33 A/R                                         25%      998,309,163   564,652,543     0.00

34 Snowmobiles                                 25%      998,309,163   162,381,359     0.00

35 Other                                       25%      998,309,163   144,104,437     0.00

36 Delayed Funding Receivables                                        321,863,538

                                       06/30/2000     07/31/2000      08/31/2000   Average
37 Charge Offs to Receivables
   (Annualized)                          0.83%          0.44%           0.16%         0.48%
38 Payment Rate                          35.85%         33.82%          36.96%       35.54%

Net Receivable Rate - Current Month
39 Interest                                  8.27%
40 Discount                                  2.22%
41 Total                                    10.49%
42 Less Servicing                           -2.00%
43 Remaining                                 8.49%